Maximum Liquid Fund Loan Contract

Contract No.: (2011)Yin Ye Bu No.3

Borrower: Fujian Yaxin Food Co., Ltd. (福建亚鑫食品开发有限公司)

Lender: Jianyang City Rural Credit Cooperative Union Business Department (建阳市农村信用合作联社营业部)

Pursuant to relevant China laws and regulations and based upon full consultations with each other, Lender and Borrower hereby agree to enter into this Contract.

ARTICLE 1    LENDER AGREES TO PROVIDE A LOAN TO BORROWER AS FOLLOWS:

May 5, 2011 to May 4, 2012, Lender separately offers Borrower loan within the balance of maximum amount of RMB (In words) Two Million based on the need of Borrower and the possibility of supplying the money by Lender. If any maximum guarantee exists for the loans under this Contract, the aforementioned period shall be the term decided according to the maximum amount credit. Use of loan limited to raw material purchase. The amount, use, term, rate and method of repayment of each loan shall be in line with the receipt for such loan. If Borrower need extend period, it shall file written application to Lender in advance and conclude extend period agreement by the consent of Lender.

ARTICLE 2    INTEREST RATE OF THE LOAN, PENALTY INTEREST RATE

1. The interest of the loan under this Contract is calculated on a per month basis in accordance with the section (1) as follows:

(1) Fixed rate, which is 10.908 ‰.

(2) Floating rate, shall be the benchmark rate at the corresponding level ___ (plus/ minus) __%(the benchmark rate at the date of contract conclusion is , the implementation rate is ). If there is benchmark rate adjustment, the date for adjusting rate shall be determined by the first method: 1. the first day of implementation of the new benchmark after benchmark rate is adjusted by People’s Bank of China. 2. the next (month/quarter/year) of adjustment of benchmark rate. 3. other method: .

2. Penalty interest rate

(1) In the event that Party A does not use the Loan in accordance with this Contract, the penalty interest rate will be the interest rate of the Loan plus 100% from the date of contract breach, or calculated the interest at ____ (interest rate per day/per month/ per annum). (When the Bank of China adjusts the interest rate, such interest rate shall govern.)

After the extension of the loans, when Borrower does not use the loans in compliance with the Contract, Borrower shall be charged interest at 100% of the interest rate after such loan extension.

(2) The penalty interest rate of the overdue loan will be charged from the first overdue date, and the penalty interest rate shall be the interest rate of the loan plus 50%, or calculated at ____ (interest rate per day/per month/ per annum). (When the Bank of China adjusts the interest rate, such interest rate shall govern.)

In the event of an overdue loan after the extension, a penalty interest shall be collected at the interest rate after the extension of the loan plus 50% from the first overdue date.

(3) If Borrower fails to repay the interest in time, such overdue payment of the interest will be charged at the penalty interest rate for an overdue loan.

3. The benchmark interest rate is the loan interest rate of the corresponding period and level announced and implemented by the Bank of China. If the People’s Bank of China does not announce the loan interest at the corresponding time and level, the benchmark interest rate will be the loan interest rate recognized by inter-banks or at the usual and corresponding time and level on the adjusting date, unless both Parties agree otherwise.

4. The implementation rate of this contract will adjusts based on benchmark rate announced by People’s Bank of China, Lender will not notice Borrower on this.

ARTICLE 3    ISSUANCE OF THE LOAN

Lender will issues loan when the following conditions are satisfied:

1. Borrower provides such materials that can prove Borrower’s use of loan satisfied the Lender’s requirements, such as business contract.

2. Guarantee procedure has been completed by the Guarantor, and relevant insurance has been provided to covering any mortgaged or pledged properties if needed.

3. other conditions Lender request.

ARTICLE 4    PAYMENT OF THE LOAN

Payment method of each loan as following:

1. Payment of Lender as authorized: according to Borrower’s withdrawal application and payment authorization, Lender pays the loan to Borrower’s trade party which satisfy the use requirements of loan though Borrower’s account.

2. Autonomous payment of Lender: according to Borrower’s withdrawal application, Lender pays the loan to Borrower, and Borrower pays to trade party which satisfy the use requirements of loan though its own account.

Payment method of loan refer to “application of loan payment” with the approval of Lender.

ARTICLE 5    SUPERVISION OF FUND AFTER PAYMENT

Lender shall opens specialized fund inflow account, and provides Lender with fund inflow and outflow information of this account. The fund inflow account under this contract is:

Account No:___________________________

Opening Bank:_________________________

The loan fund used in Borrower’s business activities shall settled though this account.

ARTICLE 6    METHOD OF REPAYMENT

1. Method of repayment under this contract can the second as followings:

(1) Repay the principal along with the interests thereon at the due date.

(2) Repay the interests per month/quarter and the principal at the due date , and the settlement date of interests shall be the twentieth day of each month. If the last time of interests repayment is not the settlement date, the unpaid interests shall repay along with Principal.

(3) installment repayment, repay the principal and interests thereon per quarter/ months, repayment date shall be the twentieth day/corresponding date of loan of each quarter or last month of one period. If there is no corresponding date of loan, the last day of each quarter or last month of one period shall be the repayment date. Formula of installment repayment as followings:

1. Equal Amount Repayment of Principal and Interests

                                              Total Principal × period rate × (1+ period rate)periods
Amount of Each Period= ________________________________________
                                                                         (1+ period rate)periods-1

2. Equal Amount Repayment of Principal and Decrease Amount Repayment of Interests

                                                Total Principal
Amount of Each Period= ______________+(Principal-Principal has been repayed)× period rate
                                                     Periods

Borrower shall deposit enough money for repaying the principal and interest into the designated account prior to each repayment date. Credit is authorized to collect the loan principal and interest directly from such account. In the event of insufficient money in the account to pay off the loan in certain period, Lender is authorized to decide whether to collect the repayment. If Lender decides not to collect the repayment, the principal and interest in the period will be deemed overdue. If the Lender decides to collect the repayment, the balance of the principal and interest shall be regarded overdue. In the course of performing the Contract, Borrower request to change the designated account, Borrower shall obtain Lender’s consent.

ARTICLE 7    PRE-REPAYMENT OF LOAN

If Borrowe decides to prepay such the loans, Borrower shall obtain Lender’s consent in advance. Lender will charge Borrower the interest in accordance with the first method as follows: (1) Collection of the interest in accordance with the term and the interest rate as agreed in the Contract. (2)Collection of the interest in line with the actual term of the loan and the interest rate as agreed in the Contract. The penalty of breaching the Contract shall be also charged at amount of prepayment*____ (number of days)*0.01%.

ARTICLE 8    RIGHTS AND OBLIGATIONS OF BORROWER

1. Borrower is authorized to receive and use the loan in accordance with the Contract.

Borrower agrees that it is not allowed to change the use of the loan without a written consent from Lender.

2. Fulfillment the debt in accordance with the Contract.

3. Provision of authentic, integrated and effective financial reports quarterly (month/quarter), loan fund using records and material, and other material Lender required.

4. Acceptance of examination and supervision by Lender regarding Borrower’s production and operation, financial activities, use of loans and so on. Coordination with Lender’s loan payment management, after-payment management and relevant examination.

5. Borrower and its investors cannot maliciously transfer any asset, withdrawal capital, and arbitrarily transfer any equity interest so as to avoid the debt under the Contract.

6. Borrower shall inform Lender in advance in writing regarding any guarantee provided by Borrower for itself or for any third party. The guarantee shall not affect the realization of the credit. Borrower is not allowed to provide a guarantee to any third party by means of using the amount under the Contract in the form of a loan.

7. Borrower shall inform Lender ten (10) days in advance in advance in writing when Borrower prepares to change its name, legal representative, articles of association, residence, business scope, registered capital and son on.

8. Borrower shall inform Lender thirty (30) days in advance in writing prior to conducting any contract, lease, association, equity reform, merger, spin-off, assets transfer, foreign investment, and alternation of business operation due to other reasons or change of equity structure. Borrower shall not perform the above activities unless it obtains Lender’s consent and put the repayment of debt into practice.

9. Any other event that may materially disadvantage the business operation of and fulfillment of the Contract by Borrower besides the above activities of Borrower, such as termination, suspension, de-registration, revocation of business license, the legal representative or person-in-charge’s engagement in illegal activities, involvement in significant litigations or arbitrations, serious hardship of production and operation, deterioration of financial status, serious cross default and so on, Borrower shall inform Lender in writing in a timely manner as well as put measures recognized by Lender of credit guarantee into practice.

10. In the event that the guarantor is undergoing a termination, suspension, deregistration, revocation of business license, bankruptcy, loss of business, partial or whole lack of the capacity of guaranteeing the loan under the Contract, or that the properties under the mortgage (pledge) to guarantee the loan under the Contract is destroyed, lost, less valuable, confiscated (expropriated) or any other events that will affected the Lender’s rights to the guarantee, Borrower shall provide and fulfill relevant guarantee measures as required by Lender.

11. Borrower shall burden relevant legal services fee, insurance, transportation, evaluation, registration, safeguard, appraisal, notary fees and son.

12. Borrower certifies that Lender has the right to collect the loan in advance according to Borrower’s fund inflow situation.

13. Borrower certifies that it has independent capacity for civil rights and capacity for civil conduct or capacity for civil rights and capacity for civil conduct of signing and performing this contract on authority.

ARTICLE 9    RIGHTS AND OBLIGATIONS OF LENDER

1. Lender is authorized to require Lender provide relevant information of production and operation, financial and accounting statements and other materials so as to examine and supervise the business operation, financial activities, use of the loan of Borrower.

2. Lender (or entrust other banks and breaches) is allowed to collect any repayment due in accordance with the Contract from any account of Borrower. (This agreement will be deemed that Borrower has vested in Lender such collection right and no further power of attorney is required.)

3. Lender is entitled to supervise fund inflow and outflow situation of capital inflow account under this contract. Lender has right to collect loan in advance or ask for additional insurance and so on if it find out abnormal inflow or outflow of the account and significant early warnings, such as Borrower’ operation, management, finance and capital flow.

4. Adequate and timely issuance of the loan to Borrower except for reasons shall not be attributed to Lender.

5. Lender shall keep any trade secret of Borrower confidential, except that Lender uses such trade secret for internal purpose or as required by national laws.

6. Lender is entitled by laws and regulations and provision of this contract to participate large amount of financing, assets sales and M&A, division, shareholding reform and bankruptcy liquidation of Borrower, to protect Lender’s right of credit.

7. Lender has right to supervise, manage and control the loan fund. If the payment is as authorized, Lender can exam the withdrawal application filed by Borrower and certificate material of use of loan in according with the actual use or not. If payment is autonomous, Lender has right to check whether loan payment is satisfied the agreed use or not through account analysis, certificate exam, filed investigation and so on.

8. During the process of payment, Lender has right to change conditions of loan payment, ask for additional guarantee, announce acceleration of maturity or suspend payment of loan fund if the following situation occurs: (1) credit status descent; (2) financial indicator deterioration; (3) abnormal use of loan fund; (4) contract breach because of avoiding authorized payment by breaking up the whole into parts; (5) providing false material about use of loan to avoid payment examination by Lender; (6) If the payment is autonomous, Borrower does not provide Lender with fund payment regularly as agreed; (7) Borrower uses liquid fund loan in real assets investigation, equity investigation and the manufacturing and operating filed or use forbidden by the government; (8) any other illegal payment.

Article 10   Liability for Breach of Contract

10.1 Each party shall, upon the effectiveness of this contract, perform its own obligations as agreed upon. Any party who fails to perform or fully perform the obligations under this contract shall be liable to the other party for the breach of this contract.

10.2 In the event that Lender fails to go through the procedures to withdraw the loan pursuant to the Agreement and causes losses to Borrower, Lender shall pay penalties to Borrower based on the breach amount and days of delay. The breach amount shall be calculated the same as the calculation of overdue loans interest in corresponding period.

10.3 If Borrower fails to repay loan on the date agreed in this Agreement or on the advanced due date declared by Lender, Lender is entitled to collect the delay penalty calculated at the interest rate set forth in Article 2 of this Agreement.

10.4 If Borrower uses the loan for purpose other than as agreed in this Agreement, Lender shall be entitled to cease providing the loan, demand Borrower to repay the loan, or rescind this Agreement. Meanwhile, Lender shall be entitled to collect the default interest pursuant to the calculated way set forth in Article 2 for the default use of the loan.

10.5 Lender is entitled to collect compound interest to the accrued interest in term of the regulations of People’s Bank of China.

10.6 If Borrower violates the provisions under this Agreement, Lender has the right to require Borrower to correct within time limits, cease providing the loan, demand to repay the loan in advance, declare immediately due of other loans under agreements between Borrower and Lender or adopt assets preservation measures.

10.7 If Borrower uses or withdraw the loan for purpose other than as agreed in this Agreement, or provides false information or open private account, collude with merchants to arbitrage the loan funds supposed to pay to transactional objects, Lender shall be entitled to adopt any or more of the following measures: collect __% of the arbitraged funds as penalties; cease providing the loan; demand repayment of the loan in advance; declare immediately due of other loans under agreements between Borrower and Lender; adopt other assets preservation measures.

10.8 Where any guarantees violates the provisions under this Agreement, Lender has the right to cease providing the loan, demand to repay the loan in advance, declare immediately due of other loans under agreements between Borrower and Lender or adopt assets preservation measures.

10.9 Due to the breach of contract by Borrower that Lender adopts litigation or arbitration to achieve creditor’s rights, Borrower has to afford the counsel fees, traveling expense and other fees to achieve such creditor’s rights paid by Lender.

Article 11   MISCELLANEOUS

11.1 Lender has the right to provide credits information of Borrower for the basic individual credit information database of People’s Bank of China, basic enterprise credit information database and the database approved by administration departments of credit information.

Lender is entitled to look for credit information regard to the aforesaid databases and the relevant units, departments and persons thereof. The usage of reports through inquiry shall pursuant to Interim Measures for the Administration of the Database of Individual Credit Information and Interim Measures for the Administration of the Database of enterprise Credit Information released by People’s Bank of China.

11.2 The modification of contact information of Borrower shall be noted to Lender in written form within ten days. Otherwise, usage of the original contact information by Lender shall be deemed to be sufficient for notice.

11.3 The guarantee of the loan under this Agreement is general collateral guarantees. Further details please refer to the Maximum Amount Mortgage Contract (Business Department 2011 No.03-1) and the Maximum Amount Guarantee Contract (Business Department 2011 No.03-2).

11.4  N/A

ARTICLE 12   DISPUTE RESOLUTIONS

Any dispute arising in the performance of this Agreement shall be settled through negotiation. In case that no settlement can be reached through negotiation, the disputes shall be settled by the first method as follows.

A. Litigation. The jurisdiction will be the People’s Court in the place where the Mortgagee domiciles.

B. Arbitration. Submitting to   N/A     Arbitration Commission for arbitration in accordance with the arbitration rules thereof.

During the process of litigation or arbitration, the provisions that are not in dispute shall continue to be implemented.

ARTICLE 13

This Agreement shall come into force upon the signing of both the Lender and the Borrower.

ARTICLE 14

This contract shall be prepared in four (4) copies. Each of the Borrower, the Guarantee will hold one copy. And the Lender will hold one copy.

ARTICLE 15   DECLARATIONS

15.1 The Borrower is familiar with the business scope and authority limitations of the Lender.

15.2 The Borrower has read all the provisions under this contract. The Lender has been given specific explanations on the provisions under this Agreement at the request of the Borrower.

The Borrower has fully understood the meaning and corresponding legal consequences of the provisions under this Agreement.

Borrower: Fujian Yaxin Food Development Co., Ltd. (Signature/Seal)
Legal Representative: (Signature)
Authorized Agent: (Seal)

Lender: Business Department of Jian Yang Rural Credit Cooperation (Official Seal)
Legal Representative: (Signature)
Authorized Agent: (Seal)

Date of Signature: May 5th, 2011
Location of Signature: Business Department of Jian Yang Rural Credit Cooperation

Maximum Amount Mortgage Contract

Fujian Rural Credit Cooperation

Contract No.: Business Department 2011 No.03-1

Mortgagee: Business Office of Jian Yang Rural Credit Cooperation
(Hereinafter referred to as the “Mortgagee” or the “Creditor”)

Mortgager: Fujian Yaxin Food Development Co., Ltd.)
(Hereinafter referred to as the “Mortgager” or the “Debtor”)

(Individually the “Party”, or collectively, the “Parties”)

With a view to ensuring execution of the Maximum Amount Loan Contract (hereinafter referred to as the “Master Contract” numbered Business Department 2011 No.03) signed by and between the Mortgagee and Fujian Yaxin Food Co., Ltd., the Mortgager provides mortgage guarantee for the Mortgagee’s rights based on the Master Contract. Both Parties hereby conclude this Contract after negotiations and pursuant to the relevant laws of China.

ARTICLE 1    GUARANTEED PRIMARY CREDIT AND THE MAXIMUM AMOUNT

1.1 Mortgager voluntarily provides a guarantee for the following primary credit formed between the Mortgagee and the Mortgager and the maximum principal amount of the credit guaranteed is RMB 2,000,000 (in words: RMB TWO MILLION YUAN):

A. The credit formed under any agreed business between the Mortgagee and the Debtor shall be from May 5, 2011 to May 4, 2012. Such period is the determined term for the maximum guarantee mortgage. The aforementioned businesses include (identified with “√”):

RMB/Foreign currency
Decrease and Exemption of Cash Deposit Certificate
Export Packing Loan
Discounting of Commercial Bills
Import Bill Advance
Bank Guarantee
Bank Acceptance (deduction of deposit)
Export Bill Advance
Other Business: ______________________________________

B. Type, amount, rate and term of each transaction guaranteed by the Mortgager shall be subject to relevant legal documents or certificates.

C. Within the period of and the maximum balance of this Contract, it is not necessary for the Mortgagee to handle guarantee procedures when the Mortgagee issues loans under this Contract or provides credits of other banks.

ARTICLE 2    SCOPE OF MORTGAGE GUARANTEE

Maximum mortgage guarantee provided by Mortgager covers the principal, interests, penalty interests, liquidated damages, loss damages as well as the costs for enforcing the mortgage rights and other fees (including but not limited to litigation costs, arbitration fees, property preservation fees, attorney’s fees, business trips fees, execution fees, evaluation fees and auction fees) under the Master Contract.

ARTICLE 3    COLLATERAL

3.1 The Mortgager agrees to provide guarantee of assets listed in the List of Collateral attached hereto as Appendix pursuant to the credit entitled by the Mortgagee. The effect of the Mortgagee’s rights shall be extended to the natural and legal fruits of the collateral, appurtenances, substitutes of the collateral, and other assets and rights regulated by laws (collectively, the “Collateral”).

3.2 The Mortgager promises that, in accordance with laws, the ownership or disposition of the Collateral is integrated and it not exist any situation that the Collateral is sealed, detained, supervised or in the dispute over the ownership and so on. No dispute or limitation exists when the Mortgagee disposes the Collateral.

3.3 Once the Collateral has completely or partly leased or mortgaged before signing this Contract, the Mortgager shall notify the Mortgagee in a written form in advance.

3.4 Provisions in the List of Collateral for the value of the Collateral will not be deemed as the valuation basis at the time of its disposal by the Mortgagee of the Collateral, and without any limitation on the Mortgagee’s exercise of its mortgage rights. The terminal value of the Collateral shall be subject to the net income of disposal of the Collateral when fulfilling mortgage.

3.5 The Mortgager has obtained the consent of the co-owners of the Collateral on the collateral matters under this Contract.

ARTICLE 4    SEVERABILITY

The effect of this Contract is independent with the Master Contract. The completely or partial invalidity of the Master Contract will not affect the performance of this Contract. Once the Master Contract is declared to be invalid, the Mortgager shall still be liable for any debt incurred in the course of returning assets or compensating for the loss by the Debtor.

ARTICLE 5    INSURANCE OF THE COLLATERAL

The Collateral under this Contract shall be insured (be insured/not be insured). If the Collateral shall be insured, relevant matters of the insurance shall be subject to the following agreement:

During the existence of the mortgage, the Mortgager shall complete the procedures of the Collateral’s insurance in accordance with the kind and premium specified by the Mortgagee and shall not break off or cancel the insurance for any reason. Once the term of the insurance expires and the debt under the Master Contract has not been repaid yet, the Mortgager shall complete the procedures to renew the insurance.

During the existence of the mortgage, the original insurance policy shall be kept by the Mortgagee. The Mortgager shall require the insurer to note on the insurance policy that the Mortgagee shall be the person with the first priority (the first beneficiary). If the Collateral has been insured without noting the information of the person who enjoys the priority of compensation, the Mortgager shall note or modify that the Mortgagee shall be the person with the first priority.

When a claim arises, the Mortgager shall notify the Mortgagee within two (2) days and be in charge of the claim indemnity. The insurer shall pay the insurance benefits to the account designated by the Mortgagee directly and shall be executed according to the provision in ARTICLE 9.

ARTICLE 6    SAFEKEEPING OF THE COLLATERAL

During the existence of the mortgage rights, the Mortgager has the obligation of safekeeping the Collateral and accepting the inspection by the Mortgagee at any time. Once the Mortgager causes any value reduction, impairment or loss of the Collateral, the Mortgager shall notify the Mortgagee within three (3) days in a written form. The Mortgagee is entitled to require the Mortgager to resume the value of the Collateral within fifteen (15) days or provide the guarantee equivalent to the impaired value.

ARTICLE 7    COMPENSATION FOR DAMAGES OF THIRD PARTY

During the existence of the mortgage rights, the Mortgager shall notify the Mortgagee of any damage, loss or expropriation of the Collateral caused by third parties within three (3) days in a written form. The compensations or damages shall be paid to the account designated by the Mortgagee directly and shall be executed according to the provision in ARTICLE 9.

The remainder of the value of the Collateral shall continue to be used to guarantee the primary credit under the Master Contract. The Debtor shall provide a guarantee when the foregoing insurance damages, compensations or the remaining value of the collateral fail to guarantee or pay off the balance of the debt under the Master Contract.

ARTICLE 8    THE DISPOSAL OF THE COLLATERAL

During existence of the mortgage rights, it is prohibited for the Mortgager to dispose the Collateral by means of transferring, leasing, shifting the Collateral or in other manners to dispose the Collateral without the written approval of the Mortgagee. The gains from the disposal of the Collateral by the Mortgager with the approval of the Mortgagee shall be executed according to the provisions in paragraph 9.1, 9.2 and 9.4 of ARTICLE 9.

ARTICLE 9    DISPOSAL OF GAINS

The Mortgagee has the right to choose one of the following ways to dispose the gains from disposal of the Collateral, the insurance damages and compensations relating to the Collateral:

A. Paying off (or in advance) the debt or relevant fees under the Master Contract;

B. Transferring the gains into deposits and pledging the deposits receipt so as to guarantee the debt under the Master Contract;

C. Recovering the value of the Collateral;

D. Depositing the gains with a third party designated by the Mortgagee.

ARTICLE 10   TRANSFER OF CREDIT

Before the determination of the credit guaranteed by the maximum amount mortgage under this contract, it is valid for the Mortgagee to transfer right its credit partly.

ARTICLE 11   DETERMINATION OF THE GUARANTEED CREDIT

The credit to the maximum amount mortgage shall be determined in any of the following circumstances:

A. The terms to determine the rights expire. “The terms to determine the rights expire” contains the events set forth in ARTICLE 1 and the circumstances when the Mortgagee declares in advance that the term of the determination of the credit expires in accordance with national laws or provisions under this Contract.

B. It is impossible for a new credit to occur.

C. The Debtor or the Mortgager is declared bankrupt or void.

D. The Collateral is seized or sequestrated.

E. Others circumstances of the determination of the credit stipulated by law.

ARTICLE 12   REALIZATION OF MORTGAGE RIGHT

12.1 The Mortgagee is entitled to implementing the mortgage rights in any of the following circumstances via an auction, sale or agreement of disposing the Collateral at a discount price with the priority of compensation. If the gains are unable to pay off the credit guaranteed under the Contract, the Mortgagee is allowed to choose to pay off the principal, interest, penalty or other fees via such gains:

A The Mortgagee has not accepted the pay off when the disposal term of any debt under the Master Contract expires. “The terms expire” contains that the disposal term of the debt under the Master Contract expires and the circumstances when the Mortgagee declares in advance that the disposal term of debt expires in accordance with national laws or provisions under this Contract.

B The People’s Court accepts the bankruptcy petition from the Debtor and the Mortgager or verdicts a settlement.

C The Debtor or the Mortgager’s business license is revoked or it is voided, or the Debtor or the Mortgager is involved in business closure or other matters leading to a dissolution;

D The Debtor or the Mortgager is dead or declared as missing or dead.

E The Collateral is attached, sequestrated, supervised or other enforcement measures are taken.

F The Mortgager dose not recover the value of the Collateral or provide corresponding guarantee in accordance with the requirement of the Mortgagee.

G The Mortgager breaches this contract.

H Other serious situations affect the realization of credit.

12.2 If the credit under this Contract is guaranteed by more than one collateral, the Mortgagee is entitled to excising guarantee rights based on any collateral or multiple collaterals. No matter whether the Mortgagee enjoys other credit (including but not limited to guarantee, mortgage or pledge) under the Master Contract, the Mortgagee is entitled to requiring the Mortgager to be liable for the guarantee directly.

12.3 If the Debtor provides property securities for the guaranteed credit under this Contract at the same time, when the Mortgagee gives up this guarantee right, the priority of this guarantee right changes or this guarantee right modifies, the Mortgager agrees to provide a guarantee for the credit under the Master Contract and consecutively be subject to this Contract. “This guarantee right” refers to the guarantee right forms under the Master Contract by the Debtor’s provision of property securities for the credit.

12.4 The responsibilities of guarantee by the Mortgager shall not be reduced or exempted if the Mortgager conducts a contract, lease, joint operation, shareholding reform, merger, spin-off, change of name or capitals, or modification of the operation management or equity structure due to other reasons.

ARTICLE 13   RESPONSIBILITY OF BREACH OF CONTRACT

Once the Mortgagee or the Mortgager breaches this Contract upon its validation, the breaching party has to undertake corresponding legal responsibility and compensate for the losses.

ARTICLE 14   REGISTRATION AND CANCELLING OF THE COLLATERAL

The Mortgager shall complete the procedures of the mortgage registration of the Collateral with relevant registration department within five (5) official working days after the signing of the Contract. The Mortgagee shall keep the certificates of other rights, the original of mortgage registration documents and other certifications of rights of the Collateral. After fulfilling all the repayment under the Master Contract, the Mortgagee shall go through the procedures to cancel the registration with the Mortgager in a timely manner.

ARTICLE 15   LOAN FUND DISBURSEMENT

Under the supervision department, the following agreements shall shall/shall not apply to this Contract:

15.1 Choices of modes of loan fund disbursement under this Contract are as follows:

A Loan lender authorized disbursement, that is, the lender will disburse the loan directly to the transaction objects that accord with the purposes agreed in the Contract on the borrower’s request of withdrawing funds and authorizing disbursement.

B Loan borrower independent disbursement, that is, the lender disburses the loan to the borrower’s account on the borrower’s request of withdrawing funds. The borrower will make payment directly to the transaction objects that accord with the purposes agreed in the Contract.

The specific mode of fund disbursement is subjected to the “Loan Fund Disbursement Application” approved by the lender.

15.2 The lender shall report to the borrower __________(monthly/quarterly) regarding the payment situation and the modes of independent disbursement. Upon authorized disbursement, the lender shall offer proof of the usage of the funds such as business contracts as requested by the borrower.

15.3 The lender is entitled to supervise, manage and control the loan fund as agreed in the Contract. Upon authorized disbursement, the lender is entitled to verify the disbursement applications, the consistency between the proof of fund usage and actual applications. Upon independent disbursement, the lender is entitled to verify whether the actual usages comply with the purposes agreed in the Contract through account analysis, document inspection and on-site investigation.

15.4 Should the borrower not disburse the loan funds as agreed in the Contract and evade authorized disbursement by breaking the funds into small parts, leading to abnormal fund usage, the lender is entitled to require for correction within time schedule, demand adding collateral, stop financing unissued loan fund, change the condition and mode of disbursement and payment, or bring forward the expiration date of the loan fund.

ARTICLE 16   MISCELLANEOUS

16.1 The Mortgager has fully understood the risk of rate. If the Master Contract adopts a floating rate, the Mortgager agrees to undertake the extra guarantee liabilities based on the floating rate.

16.2 No matter how the Mortgager uses the loan under the Master Contract and the credits of other banks, the Mortgager is willing to undertake guarantee responsibilities of all the debt under the Master Contract. The Mortgager has the obligation to supervise the usage of the loan of the Debtor.

16.3 The Mortgagee has the right to provide credits information of the Mortgager for the basic individual credit information database of the People’s Bank of China, basic information database of enterprise credit and the database approved by administration departments of credit information. The Mortgagee is entitled to inquiring of credit information regard to the aforesaid databases and the relevant units, departments and persons. The usage of reports shall be within the scope pursuant to the Interim Measures for the Administration of the Database of Individual Credit Information and Interim Measures for the Administration of the Database of Information Enterprise Credit released by the People’s Bank of China.

16.4 The modification of the contact information of the Mortgager shall be notified to the Mortgagee in a written form within ten (10) days. Otherwise, a notice to the Mortgager by using the original contact information shall be deemed effective upon issuing such notice.

16.5 The Mortgager has to notify the Mortgagee of any of the following circumstances within three (3) days in a written form: A The Mortgager conducts a contract, lease, joint operation, shareholding reform, merger, spin-off, or modification of the operation management or the equity structure for other reasons; B The Mortgager applies for bankruptcy, reform or settlement; C The Mortgager is involved in revocation or cancellation of business license, business closure or other causes for dissolution matters; D The Collateral is attached, detained, supervised or other enforcement measures are taken; E Other situations affects on mortgage rights.

16.6 The Mortgager shall initially understand the business operation of Debtor and the situations of creation and disposal of all kinds of business under this contract. The main contracts and relevant legal documents or certificates of the business formulated under this Contract will not be sent to the Mortgager.

ARTICLE 17   DISPUTE RESOLUTIONS

Any dispute arising in the performance of this Contract shall be settled through negotiation. In case that no settlement can be reached through negotiation, the disputes shall be settled by the first method as follows.

17.1 Litigation. The jurisdiction will be the People’s Court in the place where the Mortgagee domiciles.

17.2 Arbitration. Submitting to N/A Arbitration Commission for arbitration in accordance with the arbitration rules thereof.

During the process of litigation or arbitration, the provisions that are not in dispute shall continue to be implemented.

ARTICLE 18 This contract shall come into force upon the signing of both the Mortgagee and the Mortgager.

ARTICLE 19 This contract shall be prepared in four (4) copies. Each of the Mortgager, the Mortgagee, the Debtor and registration department will hold one copy.

ARTICLE 20   DECLARATION

20.1 The Mortgager is familiar with the business scope and authority limitations of the Mortgagee.

20.2 The Mortgager has received and read all the provisions under the Master Contract and is informed of all the rights and obligations of the Master Contract.

20.3 The Mortgager has read all the provisions under this contract. The Mortgagee has been given specific explanations on the provisions under this Contract at the request of the Mortgager. The Mortgager has fully understood the meaning and corresponding legal consequences of the provisions under this Contract.

20.4 The Mortgager is entitled to sign this Contract.

Appendix: List of Collateral

Mortgagee: Business Department of Jian Yang Rural Credit Cooperation (Official Seal)
Authorized Agent: (Seal)

Mortgager: Fujian Yaxin Food Development Co., Ltd. (Signature/Seal)
Legal Representative: (Signature)
Authorized Agent: (Seal)

Date of Signature: May 5th, 2011
Place of Signature: Business Department of Jian Yang Rural Credit Cooperation

Declaration of Debtor:

Have received the aforementioned Maximum Amount Mortgage Contract and agree with all the provisions.

Debtor: Fujian Yaxin Food Development Co., Ltd. (Official Seal)

Legal Representative: (Signature)

Authorised Agent: (Seal)

Date of Receiving: May 5th, 2011